CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of Strong Opportunity Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
April 26, 2000

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